Exhibit 99.1

Updated Pro Forma Financials and Related Disclosures: Supplemental Joint Proxy Statement/Prospectus Information

This Updated Pro Forma Financials and Related Disclosures sets forth updates to the “SELECTED UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL DATA”, “COMPARATIVE HISTORICAL AND UNAUDITED PRO FORMA PER SHARE DATA” and “UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS” disclosures included in the joint proxy statement/prospectus to reflect updated estimates to the December 31, 2019 unaudited pro forma condensed combined financial statements. The estimates included in this Updated Pro Forma Financials and Related Disclosures are different than those included in the joint proxy statement/prospectus, and reflect both a change in the assumption related to closing share price (from $13.33 as of February 28, 2020 to $8.06 as of March 31, 2020) and a change in the valuation assumptions applied to the fair value assigned to the acquired assets and liabilities (using market inputs through March 31, 2020 applied to the December 31, 2019 values). This information is presented for illustrative purposes only and is dependent upon various inputs and assumptions that are subject to change.

SELECTED UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL DATA

The following tables show unaudited pro forma financial information about the financial condition and results of operations, including per share data, after giving effect to the merger between First Horizon and IBKC as well as the purchase of certain branches of SunTrust Bank by First Horizon (the “SunTrust Purchase”) and other pro forma adjustments. The unaudited pro forma financial information assumes that the IBKC merger and the SunTrust Purchase are accounted for under the acquisition method of accounting, and the assets and liabilities of IBKC and the purchased branches of SunTrust Bank will generally be recorded by First Horizon at their respective fair values as of the date the transactions were or are (as applicable) completed. The unaudited pro forma combined balance sheet gives effect to the transactions as if the transactions had occurred on December 31, 2019. The unaudited pro forma combined income statement for the year ended December 31, 2019, gives effect to the transactions as if the transactions had become effective at January 1, 2019. The unaudited selected pro forma combined financial information has been derived from and should be read in conjunction with the consolidated financial statements and related notes of First Horizon, which are incorporated in the joint proxy statement/prospectus by reference, the consolidated financial statements and related notes of IBKC, which are incorporated in the joint proxy statement/prospectus by reference, and the more detailed unaudited pro forma condensed combined financial information, including the notes thereto (as supplemented by this Updated Pro Forma Financials and Related Disclosures), appearing elsewhere in the joint proxy statement/prospectus. See “Where You Can Find More Information” beginning on page 222 of the joint proxy statement/prospectus and “Unaudited Pro Forma Condensed Combined Financial Statements” beginning on page 166 of the joint proxy statement/prospectus and page 6 of this Updated Pro Forma Financials and Related Disclosures.

The unaudited pro forma condensed combined financial information is presented for illustrative purposes only and does not indicate the financial results of the combined company had the companies actually been combined at the beginning of the period presented, nor the impact of possible business model changes. The unaudited pro forma condensed combined financial information also does not consider any potential effects of changes in market conditions on revenues, expense efficiencies, asset dispositions, and share repurchases, among other factors, including those discussed in the section entitled “Risk Factors” beginning on page 44 of the joint proxy statement/prospectus. In addition, as explained in more detail in the accompanying notes to the “Unaudited Pro Forma Condensed Combined Financial Statements” beginning on page 166 of the joint proxy statement/prospectus and on page 6 of this Updated Pro Forma Financials and Related Disclosures, the preliminary allocations of the pro forma purchase prices reflected in the unaudited pro forma condensed combined financial information are subject to

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adjustment and may vary materially from the actual purchase price allocations that will be recorded upon completion of the merger and the SunTrust Purchase.

The risk of such variance is particularly significant with respect to the allocation of the purchase price for the merger, because such allocation is based, in large part, on First Horizon’s price per common share as of the closing date. Specifically, the preliminary allocation of the pro forma purchase price for the merger reflected in the unaudited pro forma condensed combined financial information assumes a price per common share of $8.06, the trading price of First Horizon’s common stock as of market close on March 31, 2020. Since March 31, 2020, the financial, commodities (including oil and gas) and other markets generally have continued to experience extreme volatility due to, in large part, the coronavirus pandemic and the related governmental responses to the pandemic. Such volatility has resulted in an increase in the trading price of First Horizon common stock, which, as of market close on April 9, 2020, was $9.50, a 17.87% increase from the March 31, 2020 market close trading price. The continuation of this volatility of financial, commodities (including oil and gas) and other markets generally and its continued effect on the trading price of First Horizon common stock will largely depend on future developments, which we cannot accurately predict, including new information which may emerge concerning the severity and length of the coronavirus pandemic, the success of governmental and private actions taken to contain or treat the coronavirus pandemic, and reactions by consumers, companies, governmental entities, and financial, commodities (including oil and gas) and other markets to such actions. Given this volatility and uncertainty as to whether such markets, and the trading price of First Horizon common stock, will stabilize or return to pre-coronavirus pandemic levels, the unaudited pro forma financials of the combined company included in the joint proxy statement/prospectus (as supplemented by this Updated Pro Forma Financials and Related Disclosures) may not be indicative of the combined company’s actual financial condition as of the closing date.

(Dollars in thousands)	Year Ended December 31, 2019
Statements of Income
Net interest income	$2,370,051
Provision for loan losses	88,657
Net interest income after provision for loan losses	2,281,394
Noninterest income	909,306
Noninterest expense	1,936,965
Income before income taxes	1,253,735
Income taxes	290,158
Net income	$963,577

Balance Sheet	As of December 31, 2019
Investment securities	$8,580,160
Total net loans	54,867,634
Goodwill	1,485,053
Total assets	75,671,147
Deposits	59,979,294
Term borrowings	2,153,452
Shareholders’ equity	7,491,385

For the sole purpose of illustrating the effect of various trading prices of First Horizon common stock on certain items of the unaudited pro forma financials of the combined company, the below “Hypothetical Illustration of First Horizon Common Stock Trading Price Impact on Selected December 31, 2019 Pro Forma Financial Information” table sets out the hypothetical value of the total merger consideration per share of IBKC common stock, goodwill, and shareholders’ equity, based on various hypothetical trading prices of First Horizon common stock. This illustration is intended to show the effect on those measures if the trading price of First Horizon’s common stock as of March 31, 2020 had differed from $8.06 (the actual trading price of

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First Horizon common stock as of March 31, 2020 and the trading price used to calculate the pro forma purchase price of the merger), with all other information used to create the unaudited pro forma condensed combined financial information in this Updated Pro Forma Financials and Related Disclosures held constant. This illustration does not show how the pro forma presentation would have changed if loan, deposit, investment, and other values had been re-assessed as of any other date. Variation in loan, deposit, investment, and other values over time can significantly affect the pro forma presentation, and, as such, the calculations of goodwill and shareholders’ equity at the applicable trading prices set forth below are not necessarily indicative of, and may materially vary from, the combined company’s actual goodwill and shareholders’ equity as of the closing date.

Hypothetical Illustration of First Horizon Common Stock Trading Price Impact on Selected December 31, 2019 Pro Forma Financial Information

FHN Common Stock Trading Price (a)	Total Merger Consideration Per Share of IBKC Common Stock	Goodwill		Shareholders’ Equity
$18.00	$82.51	$3,294,313		$9,295,024
$16.00	$73.34	$2,808,314		$8,810,156
$14.00	$64.18	$2,322,315		$8,325,288
$12.00	$55.01	$1,836,316		$7,840,420
$10.00	$45.84	$1,485,053	(b)	$7,490,289	(b)
$8.00	$36.67	$1,485,053	(b)	$7,491,419	(b)
$6.00	$27.50	$1,485,053	(b)	$7,492,550	(b)

(a) Range of First Horizon common stock trading prices is for illustrative purposes only and the First Horizon common stock trading price as of the closing of the merger may fall outside the range set forth in this table.

(b) At such stock price, hypothetical goodwill of the merger is less than zero resulting in a purchase accounting gain which is reflected as an increase in shareholders’ equity.

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COMPARATIVE HISTORICAL AND UNAUDITED PRO FORMA PER SHARE DATA

The historical per share data for First Horizon common stock and IBKC common stock below has been derived from the audited consolidated financial statements of each of First Horizon and IBKC as of and for the year ended December 31, 2019, which is incorporated by reference in the joint proxy statement.

The unaudited pro forma combined per share data set forth below gives effect to the merger as if it had occurred on January 1, 2019, the beginning of the earliest period presented, in the case of continuing net income per share data, and as of December 31, 2019 in the case of book value per share data, assuming that each outstanding share of IBKC common stock had been converted into shares of First Horizon common stock based on the exchange ratio of 4.584 shares of First Horizon common stock for each share of IBKC common stock. The unaudited pro forma combined per share data has been derived from the audited consolidated financial statements for each of First Horizon and IBKC as of and for the year ended December 31, 2019.

The unaudited pro forma combined per share data has been derived using the acquisition method of accounting. See “Unaudited Pro Forma Condensed Combined Financial Statements” beginning on page 166 for more information. Accordingly, the pro forma adjustments reflect the assets and liabilities of IBKC and the purchased branches of SunTrust Bank at their preliminary estimated fair values. Differences between these preliminary estimates and the final values in acquisition accounting will occur and these differences could have a material impact on the unaudited pro forma combined per share information set forth below.

The unaudited pro forma combined per share data does not purport to represent the actual results of operations that the combined company would have achieved had the merger been completed during these periods or to project the future results of operations that the combined company may achieve after the merger and asset purchase.

The unaudited pro forma combined per share equivalent data set forth below shows the effect of the merger from the perspective of a holder of IBKC common stock. The information was calculated by multiplying the unaudited pro forma combined per share data by the exchange ratio of 4.584.

You should read the information below in conjunction with the selected consolidated historical financial data included elsewhere in the joint proxy statement/prospectus (as supplemented by this Updated Pro Forma Financials and Related Disclosures) and the historical consolidated financial statements of First Horizon and IBKC and related notes that have been filed with the SEC, certain of which are incorporated by reference therein. See “Selected Consolidated Historical Financial Data of First Horizon”, “Selected Consolidated Historical Financial Data of IBKC” and “Where You Can Find More Information” beginning on pages 32, 34, and 222 of the joint proxy statement/prospectus, respectively. The unaudited pro forma combined per share data and the unaudited pro forma combined per share equivalent data has been derived from, and should be read in conjunction with, the unaudited pro forma combined financial information and related notes included in the joint proxy statement/prospectus (as supplemented by this Updated Pro Forma Financials and Related Disclosures). See “Unaudited Pro Forma Condensed Combined Financial Statements” beginning on page 166 of the joint proxy statement/prospectus and the beginning on page 6 of this Updated Pro Forma Financials and Related Disclosures, which are based on and should be read in conjunction with (i) the historical audited consolidated financial statements of First Horizon and the related notes included in First Horizon’s Annual Report on Form 10-K for the year ended December 31, 2019 which is incorporated by reference in the joint proxy statement/prospectus, and (ii) the historical audited consolidated financial statements of IBKC and the related notes included in IBKC’s Annual Report on Form 10-K for the year ended December 31, 2019 and 2018 which is incorporated by reference in the joint proxy statement/prospectus.

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	First Horizon (As reported)	Pro Forma First Horizon including SunTrust Purchase (a)	IBKC (As reported)	Pro Forma First Horizon including SunTrust Purchase and IBKC (a)	Pro Forma Equivalent Per Share of IBKC Common Stock(b)
For the year ended December 31, 2019:
Basic earnings per share	$1.39	$1.40	$6.97	$1.68	$7.70
Diluted earnings per share	1.38	1.39	6.92	1.67	7.66
Cash dividends (c)	0.56	0.56	1.76	0.56	2.57
Book value at December 31, 2019 (d)	15.04	15.04	78.37	13.01	59.64

(a)	Pro forma earnings per share are based on pro forma combined net income and pro forma combined weighted average common shares outstanding at the end of the period.
(b)	Pro forma equivalent per share information is calculated based on pro forma combined data multiplied by the applicable exchange ratio of 4.584.
(c)	Pro forma dividends per share represents First Horizon’s historical dividends per share.
(d)	Book value per common share is calculated based on pro forma combined equity and pro forma combined common shares outstanding at the end of the period.
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UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

The following financial statements show unaudited pro forma condensed combined consolidated financial information about the financial condition and results of operations, including per share data, after giving effect to the SunTrust Purchase and the merger with IBKC and other pro forma adjustments. The unaudited pro forma financial information assumes that the transactions are accounted for under the acquisition method of accounting, and the assets and liabilities of the purchased branches of SunTrust Bank and IBKC will generally be recorded by First Horizon at their respective fair values as of the date the transactions were or are (as applicable) completed. The unaudited pro forma condensed balance sheet gives effect to the transactions as if the transactions had occurred on December 31, 2019. The unaudited pro forma combined income statement for the year ended December 31, 2019 gives effect to the transactions as if the transactions had become effective at January 1, 2019. The unaudited selected pro forma combined financial information has been derived from and should be read in conjunction with the consolidated financial statements and related notes of First Horizon, which are incorporated in the joint proxy statement/prospectus by reference, the consolidated financial statements and related notes of IBKC, which are incorporated in the joint proxy statement/prospectus by reference, and the more detailed unaudited pro forma condensed combined financial information, including the notes thereto (as supplemented by this Updated Pro Forma Financials and Related Disclosures), appearing elsewhere in the joint proxy statement/prospectus. See “Where You Can Find More Information” beginning on page 222 of the joint proxy statement/prospectus.

The unaudited pro forma condensed combined financial information is presented for illustrative purposes only and does not indicate the financial results of the combined company had the companies actually been combined at the beginning of each period presented, nor the impact of possible business model changes. The unaudited pro forma condensed combined financial information also does not consider any potential effects of changes in market conditions on revenues, expense efficiencies, asset dispositions, and share repurchases, among other factors, including those discussed in the section entitled “Risk Factors” beginning on page 43 of the joint proxy statement/prospectus. In addition, as explained in more detail in the below accompanying notes, the preliminary allocation of the pro forma purchase prices for both transactions reflected in the unaudited pro forma condensed combined financial information is subject to adjustment and may vary materially from the actual purchase price allocation that will be recorded upon completion of the transactions.

The risk of such variance is particularly significant with respect to the allocation of the purchase price for the merger, because such allocation is based, in large part, on First Horizon’s price per common share as of the closing date. Specifically, the preliminary allocation of the pro forma purchase price for the merger reflected in the unaudited pro forma condensed combined financial information assumes a price per common share of $8.06, the trading price of First Horizon’s common stock as of market close on March 31, 2020. Since March 31, 2020 the financial, commodities (including oil and gas) and other markets generally have continued to experience extreme volatility due to, in large part, the coronavirus pandemic and the related governmental responses to the pandemic. Such volatility has resulted in an increase in the trading price of First Horizon common stock, which, as of market close on April 9, 2020, was $9.50, a 17.87% increase from the March 31, 2020 market close trading price. The continuation of this volatility of financial, commodities (including oil and gas) and other markets generally and its continued effect on the trading price of First Horizon common stock will largely depend on future developments, which we cannot accurately predict, including new information which may emerge concerning the severity of the coronavirus pandemic, the success of governmental and private actions taken to contain or treat the coronavirus pandemic, and reactions by consumers, companies, governmental entities, and financial, commodities (including oil and gas) and other markets to such actions. Given this volatility and uncertainty as to whether such markets, and the trading price of First Horizon common stock, will stabilize or return to pre-coronavirus pandemic levels, the unaudited pro forma financials of the combined company included below may not be indicative of the combined company’s actual financial condition as of the closing date.

For the sole purpose of illustrating the effect of various trading prices of First Horizon common stock on certain items of the unaudited pro forma financials of the combined company, the below “Hypothetical Illustration of First Horizon Common Stock Trading Price Impact on Selected December 31, 2019 Pro Forma Financial Information” table sets out the hypothetical value of the total merger consideration per share of IBKC common stock, goodwill, and shareholders’ equity, based on various hypothetical trading prices of First Horizon common stock. This illustration is intended to show the effect on those measures if

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the trading price of First Horizon’s common stock as of March 31, 2020 had differed from $8.06 (the actual trading price of First Horizon common stock as of March 31, 2020 and the trading price used to calculate the pro forma purchase price of the merger), with all other information used to create the unaudited pro forma condensed combined financial information in this Updated Pro Forma Financials and Related Disclosures held constant. This illustration does not show how the pro forma presentation would have changed if loan, deposit, investment, and other values had been re-assessed as of any other date. Variation in loan, deposit, investment, and other values over time can significantly affect the pro forma presentation, and, as such, the calculations of goodwill and shareholders’ equity at the applicable trading prices set forth below are not necessarily indicative of, and may materially vary from, the combined company’s actual goodwill and shareholders’ equity as of the closing date.

Hypothetical Illustration of First Horizon Common Stock Trading Price Impact on Selected December 31, 2019 Pro Forma Financial Information

FHN Common Stock Trading Price (a)	Total Merger Consideration Per Share of IBKC Common Stock	Goodwill		Shareholders’ Equity
$18.00	$82.51	$3,294,313		$9,295,024
$16.00	$73.34	$2,808,314		$8,810,156
$14.00	$64.18	$2,322,315		$8,325,288
$12.00	$55.01	$1,836,316		$7,840,420
$10.00	$45.84	$1,485,053	(b)	$7,490,289	(b)
$8.00	$36.67	$1,485,053	(b)	$7,491,419	(b)
$6.00	$27.50	$1,485,053	(b)	$7,492,550	(b)

(a) Range of First Horizon common stock trading prices is for illustrative purposes only and the First Horizon common stock trading price as of the closing of the merger may fall outside the range set forth in this table.

(b) At such stock price, hypothetical goodwill of the merger is less than zero resulting in a purchase accounting gain which is reflected as an increase in shareholders’ equity.

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FIRST HORIZON NATIONAL CORPORATION

PRO FORMA CONSOLIDATED CONDENSED STATEMENTS OF CONDITION

	December 31, 2019
(Dollars and shares in thousands, except per share data)(Unaudited)	First Horizon (As reported)	SunTrust Purchase	SunTrust Purchase Pro Forma Adjustments	Ref	Pro Forma including SunTrust Purchase	IBKC (As reported) (a)	IBKC Pro Forma Adjustments	Ref	Pro Forma First Horizon including SunTrust Purchase and IBKC
Assets:
Cash and due from banks	$633,728	$2,303,059	$(586,465)	A	$2,350,322	$292,283	$(245,865)	E	$2,396,740
Federal funds sold and securities purchases under agreement to resell	633,165	—	—		633,165	—	—		633,165
Total cash and cash equivalents	1,266,893	2,303,059	(586,465)		2,983,487	292,283	(245,865)		3,029,905
Interest-bearing cash	482,405	—	—		482,405	604,929	—		1,087,334
Trading securities	1,346,207	—	—		1,346,207	—	—		1,346,207
Loans held-for-sale	593,790	—	—		593,790	213,357	—		807,147
Investment securities	4,455,403	—	—		4,455,403	4,116,321	8,436	F	8,580,160
Loans, net of unearned income	31,061,111	496,900	(7,454)	B	31,550,557	24,021,499	(504,115)	B	55,067,941
Less: Allowance for loan losses	200,307	—	—		200,307	146,588	(146,588)	G	200,307
Total net loans	30,860,804	496,900	(7,454)		31,350,250	23,874,911	(357,527)		54,867,634
Goodwill	1,432,787	—	52,266	C	1,485,053	1,235,533	(1,235,533)	H	1,485,053
Other intangible assets, net	130,200	—	33,491	D	163,691	61,563	144,476	I	369,730
Fixed income receivables	40,114	—	—		40,114	—	—		40,114
Premises and equipment, net	455,006	11,262	—		466,268	296,688	—		762,956
Real estate acquired by foreclosure	17,838	—	—		17,838	27,985	(2,402)	J	43,421
Other assets	2,229,453	23,039	—		2,252,492	989,880	9,114	K	3,251,486
Total assets	$43,310,900	$2,834,260	$(508,162)		$45,636,998	$31,713,450	$(1,679,301)		$75,671,147

Liabilities and shareholders’ equity:
Deposits	$32,429,535	$2,303,059	$—		$34,732,594	$25,219,349	$27,351	L	$59,979,294
Federal funds purchased and securities sold under agreement to repurchase	1,265,269	—	—		1,265,269	204,208	—		1,469,477
Trading liabilities	505,581	—	—		505,581	—	—		505,581
Other short-term borrowings	2,253,045	—	—		2,253,045	—	—		2,253,045
Term borrowings	791,368	—	—		791,368	1,343,687	18,397	M	2,153,452
Fixed income payables	49,535	—	—		49,535	—	—		49,535
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Other liabilities	940,559	23,039	—	963,598	609,472	(99,123)	N	1,473,947
Total liabilities	38,234,892	2,326,098	—	40,560,990	27,376,716	(53,375)		67,884,331
Shareholders’ equity
Preferred stock	95,624	—	—	95,624	228,485	(31,999)	O	292,110
Common stock	194,668	—	—	194,668	52,420	97,762	P	344,850
Capital surplus	2,931,451	—	—	2,931,451	2,688,263	(883,362)	Q	4,736,352
Undivided profits	1,798,442	—	—	1,798,442	1,322,805	(763,566)	R	2,357,681
Accumulated other comprehensive (loss)/ income, net	(239,608)	—	—	(239,608)	44,761	(44,761)	S	(239,608)
Shareholders’ equity	4,780,577	—	—	4,780,577	4,336,734	(1,625,926)		7,491,385
Noncontrolling interest	295,431	—	—	295,431	—	—		295,431
Total equity	5,076,008	—	—	5,076,008	4,336,734	(1,625,926)		7,786,816
Total liabilities and shareholders’ equity	$43,310,900	$2,326,098	$—	$45,636,998	$31,713,450	$(1,679,301)		$75,671,147
Common shares outstanding	311,469	N/A	N/A	311,469	52,420	189,515	T	553,404
Book value per common share	$15.04			$15.04	$78.37			$13.01

(a)	Certain amounts have been reclassified to conform to First Horizon’s presentation.
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FIRST HORIZON NATIONAL CORPORATION

PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME

	Year Ended December 31, 2019
(Dollars in thousands except per share data)/(Unaudited)	First Horizon (As reported)	SunTrust Purchase	SunTrust Purchase Pro Forma Adjustments	Ref	Pro Forma including SunTrust Purchase	IBKC (As reported) (a)	IBKC Pro Forma Adjustments	Ref	Pro Forma First Horizon including SunTrust Purchase and IBKC
Interest income:
Interest and fees on loans	$1,394,442	$21,044	$2,485	U	$1,417,971	$1,160,919	$147,457	Y	$2,726,347
Interest on investment securities	121,083	—	—		121,083	125,786	1,205	Z	248,074
Interest on loans held-for-sale	31,127	—	—		31,127	6,710	—		37,837
Interest on trading securities	46,576	—	—		46,576	—	—		46,576
Interest on other earning assets	31,112	—	—		31,112	11,611	—		42,723
Total interest income	1,624,340	21,044	2,485		1,647,869	1,305,026	148,662		3,101,557
Interest expense:
Interest on deposits	307,216	9,453	—		316,669	267,227	(15,928)	AA	567,968
Interest on trading liabilities	12,502	—	—		12,502	—	—		12,502
Interest on short-term borrowings	41,172	—	—		41,172	15,739	—		56,911
Interest on long-term debt	53,263	—	—		53,263	37,396	3,466	BB	94,125
Total interest expense	414,153	9,453	—		423,606	320,362	(12,462)		731,506
Net interest income	1,210,187	11,591	2,485		1,224,263	984,664	161,124		2,370,051
Provision for loan losses	47,000	—	—		47,000	41,657	—		88,657
Net interest income after provision for loan losses	1,163,187	11,591	2,485		1,177,263	943,007	161,124		2,281,394
Noninterest income:
Fixed income	278,789	—	—		278,789	—	—		278,789
Deposit transactions and cash management	131,663	15,884	—		147,547	63,707	—		211,254
Mortgage income	10,055	—	—		10,055	63,030	—		73,085
Brokerage, management fees and commissions	55,467	—	—		55,467	8,280	—		63,747
Trust services and investment management	29,511	—	—		29,511	17,058	—		46,569
Debt securities	(267)	—	—		(267)	—	—		(267)
Equity securities	441	—	—		441	—	—		441
All other income and commissions	148,421	—	—		148,421	87,267	—		235,688
Total noninterest income	654,080	15,884	—		669,964	239,342	—		909,306

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Adjusted gross income after provision for loan losses	1,817,267	27,475	2,485		1,847,227	1,182,349	161,124		3,190,700
Noninterest expense:
Employee compensation, incentives and benefits	695,351	10,717	—		706,068	411,869	(1,918)	V, CC	1,116,019
Occupancy	80,271	4,881	—		85,152	57,020	—		142,172
Computer software	60,721	—	—		60,721	31,195	—		91,916
Professional fees	55,218	—	(102)	V	55,116	25,886	(17,018)	V	63,984
Operations services	46,006	—	—		46,006	6,913	—		52,919
Equipment rentals, depreciation, and maintenance	33,998	1,372	—		35,370	21,850	—		57,220
Amortization of intangible assets	24,834	—	6,089	W	30,923	18,464	18,998	DD	68,385
All other expense	235,204	273	(340)	V	235,137	109,559	(346)	V	344,350
Total noninterest expense	1,231,603	17,243	5,647		1,254,493	682,756	(284)		1,936,965
Income before income taxes	585,664	10,232	(3,162)		592,734	499,593	161,408		1,253,735
Provision/(benefit) for income taxes	133,291	—	1,739	X	135,030	115,438	39,690	EE	290,158
Net income/(loss)	452,373	10,232	(4,901)		457,704	384,155	121,718		963,577
Net income attributable to noncontrolling interest	11,465	—	—		11,465	—	—		11,465
Net income attributable to controlling interest	440,908	10,232	(4,901)		446,239	384,155	121,718		952,112
Preferred stock dividends	6,200	—	—		6,200	12,602	—		18,802
Net income/(loss) available to common shareholders	434,708	10,232	(4,901)		440,039	371,553	121,718		933,310
Less: Earnings allocated to unvested restricted stock	—	—	—		—	3,559	(3,559)	FF	—
Earnings allocated to common shareholders	$434,708	$10,232	$(4,901)		$440,039	$367,994	$125,277		$933,310
Earnings per common share	$1.39	N/A	N/A		$1.40	$6.97	$0.66		$1.68
Diluted earnings per common share	$1.38	N/A	N/A		$1.39	$6.92	$0.66		$1.67
Weighted average common shares	313,637	—	—		313,637	52,826	189,109	GG	555,572
Diluted average common shares	315,657	—	—		315,657	53,153	189,192	GG	558,002

(a)	Certain amounts have been reclassified to conform to First Horizon’s presentation.
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Note 1 - Basis of Presentation

The unaudited pro forma combined consolidated financial information and explanatory notes have been prepared to illustrate the effects of the SunTrust Purchase and the merger under the acquisition method of accounting with First Horizon treated as the acquirer. The unaudited pro forma combined consolidated financial information is presented for illustrative purposes only and does not necessarily indicate the financial results of the combined companies had the companies actually been combined at the beginning of each period presented, nor does it necessarily indicate the results of operations in future periods or the future financial position of the combined entities. Under the acquisition method of accounting, the assets and liabilities from the SunTrust Purchase and the merger as of their respective effective date (as set forth in the applicable agreement) will generally be recorded by First Horizon at their respective fair values with the excess/shortfall of purchase price over/under the acquired net assets allocated to goodwill/recorded as a purchase accounting gain.

The SunTrust Purchase results in the acquisition of branch loans and related fixed assets and the assumption of branch deposits of SunTrust Bank by First Horizon for approximately $586 million in cash.

The merger, which is currently expected to be completed in the second quarter of 2020, provides for IBKC common shareholders to receive 4.584 shares of First Horizon common stock for each share of IBKC common stock they hold immediately prior to the merger closing. Based on the closing trading price of First Horizon common stock on the NYSE on March 31, 2020, the value of the merger consideration per share of IBKC common stock was $36.95. Based on the closing trading price of First Horizon common stock on the NYSE on April 9, 2020, the value of the merger consideration per share of IBKC common stock was $43.55.

The pro forma allocation of purchase price reflected in the unaudited pro forma financial information is subject to adjustment and may vary from the actual purchase price allocation that will be recorded at the closing date. Adjustments may include, but not be limited to, changes in (i) IBKC’s balance sheet through the effective date of the merger; (ii) the aggregate value of merger consideration paid if the price of First Horizon’s shares vary from the assumed $8.06 per share, which represents the closing share price of First Horizon common stock on March 31, 2020, which variance could be significant given that financial markets generally, and the market price of First Horizon’s shares, are experiencing higher than normal volatility; (iii) total merger related expenses if consummation and/or implementation costs vary from currently estimated amounts; and (iv) the underlying values of assets and liabilities if market conditions differ from current assumptions.

The accounting policies of both First Horizon and IBKC are in the process of being reviewed in detail. Upon completion of such review, conforming adjustments or financial statement reclassification may be determined.

In June 2016, the Financial Accounting Standards Board issued Accounting Standards Update (“ASU”) 2016-13, “Measurement of Credit Losses on Financial Instruments,” which revises the measurement and recognition of credit losses for assets measured at amortized cost (e.g., held-to-maturity (“HTM”) loans and debt securities) and available-for-sale (“AFS”) debt securities. The provisions of ASU 2016-13 and multiple related accounting standards that were subsequently issued (collectively the “Credit Impairment Standards”) are effective for fiscal years beginning after December 15, 2019, including interim periods within those fiscal years and will be generally adopted through cumulative-effect adjustments to retained earnings and affected asset classifications as of the beginning of the first reporting period in the year of adoption. Accordingly, the unaudited pro forma condensed combined financial information does not reflect any adjustments for the effects of adopting the Credit Impairment Standards. For the most recent information related to the pending adoption of the Credit Impairment Standards, reference should be made to the notes to the historical consolidated financial statements included in First Horizon’s Annual Report on Form 10-K for the year ended December 31, 2019 and the notes to the historical consolidated financial statements included in IBKC’s Annual Report on Form 10-K for the period ended December 31, 2019, each of which is incorporated by reference in the joint proxy statement/prospectus.

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Note 2 - Preliminary Purchase Price Allocation for the SunTrust Purchase

The pro forma adjustments for the SunTrust Purchase include the estimated acquisition accounting entries to record the purchase of branch loans and related fixed assets and the assumption of branch deposits, as well as conformity adjustments to align with First Horizon’s presentation. The excess of the purchase price over the fair value of net assets acquired, net of deferred taxes, is allocated to goodwill. Estimated fair value adjustments included in the pro forma combined consolidated financial statements are based upon available information and certain assumptions considered reasonable, and are subject to change as additional information becomes available.

Other intangible assets of $33.5 million are included in the SunTrust Purchase pro forma adjustments separate from goodwill and are amortized using the sum-of-the-years-digits method or an accelerated methodology that mirrors the discounted cash flows used in the determination of fair value. Goodwill totaling $52.3 million is included in the SunTrust Purchase pro forma adjustments and is not subject to amortization.

The following schedule details significant assets purchased and liabilities assumed from the SunTrust Purchase estimated as of December 31, 2019:

(Dollars in thousands)
Purchase Price
Cash consideration	$586,465
SunTrust Purchase Net Assets at Fair Value
Assets acquired:
Cash and due from banks	$2,303,059
Loans	489,446
Other intangible assets	33,491
Premises and equipment	11,262
Other assets	23,039
Total assets acquired	$2,860,297
Liabilities assumed:
Deposits	2,303,059
Other liabilities	23,039
Total liabilities assumed	$2,326,098
Net assets acquired	$534,199
Preliminary pro forma goodwill	$52,266
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Note 3 - Preliminary Purchase Price Allocation for IBKC

The pro forma adjustments for IBKC include the estimated acquisition accounting entries to record the merger. The excess/shortfall of the purchase price over/under the acquisition accounting value of net assets acquired, net of deferred taxes, is allocated to goodwill/recorded as a purchase accounting gain. Estimated fair value adjustments included in the pro forma combined consolidated financial statements are based upon available information and certain assumptions considered reasonable, and may be subject to change as additional information becomes available.

Core deposits and other intangible assets of $206.0 million resulting from the merger have been recorded separately from goodwill and have been amortized over an estimated ten year average life using the sum-of-the-years-digits method or an accelerated methodology that mirrors the timing of related expected cash flows used in the determination of fair value. Based on the closing trading price of First Horizon common stock on the NYSE on March 31, 2020, the preliminary purchase price allocation resulted in a purchase accounting gain of $606.2 million. The purchase price is based on First Horizon’s price per common share at the closing date, which has not yet occurred. Accordingly, a 10 percent increase or decrease in First Horizon’s closing sale price per share of common stock on March 31, 2020 (which was $8.06) would result in a corresponding adjustment to purchase accounting gain of approximately $196.4 million.

The preliminary purchase price allocation as of December 31, 2019 is as follows:

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(Dollars in thousands, except per share data)
Pro Forma Purchase Price
Share Consideration:
Shares of IBKC common stock	52,420
Exchange ratio	4.584
First Horizon common stock to be issued	240,293
First Horizon share price (as of March 31, 2020)	$8.06
Preliminary consideration for outstanding common stock	$1,936,746
Consideration for equity awards	$18,587
Consideration for preferred stock	$196,486
Total estimated consideration to be paid		$2,151,819
IBKC Net Assets at Fair Value
Assets acquired:
Cash and cash equivalents		$101,733
Interest-bearing cash		604,929
Loans held-for-sale		213,357
Investment securities		4,124,757
Loans, net of unearned income		23,517,384
Other intangible assets		206,039
Premises and equipment		296,688
Real estate acquired by foreclosure		25,583
Other assets		990,845
Total assets acquired		$30,081,315
Liabilities assumed:
Deposits		$25,246,700
Federal funds purchased and securities sold under agreement to repurchase		204,208
Term borrowings		1,362,084
Other liabilities		510,349
Total liabilities assumed		$27,323,341
Net assets acquired		$2,757,974

Preliminary purchase accounting gain		$(606,155)
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Note 4 - Pro Forma Adjustments

The following pro forma adjustments have been reflected in the unaudited pro forma combined consolidated financial information. All taxable adjustments were calculated using a 24.59 percent tax rate to arrive at deferred tax asset or liability adjustments. All adjustments are based on current assumptions and valuations, which are subject to change.

A.	Adjustments to cash and due from banks to reflect cash of $586.5 million used to purchase branch loans and related fixed assets and assume branch deposits acquired from SunTrust Bank.
B.	Adjustments to Loans, net of unearned income to reflect estimated fair value adjustments, which include credit deterioration, current interest rates and liquidity, to acquired loans.
C.	Adjustments to record goodwill associated with the purchase of branch loans and related fixed assets and the assumption of branch deposits from SunTrust Bank.
D.	Adjustments to Other intangible assets to record estimated other intangible assets associated with the purchase of branch loans and related fixed assets and the assumption of branch deposits from SunTrust Bank.
E.	Adjustments to cash and due from banks to reflect $245.9 million of contractually obligated merger costs to be paid by First Horizon and IBKC as a result of the merger including personnel-related expenses and fees for investment banker, legal, and accounting services directly attributable and incremental to the transaction.
F.	Adjustments to investment securities to reflect estimated fair value of acquired held-to-maturity securities.
G.	Elimination of IBKC’s existing Allowance for loan losses. Purchased loans in a business combination are recorded at estimated fair value on the purchase date and the carryover of the related allowance for loan losses is prohibited.
H.	Adjustments to Goodwill to eliminate $1.2 billion of IBKC’s goodwill at the closing date.
I.	Adjustments to Other intangible assets to eliminate $61.6 million of IBKC’s other intangible assets and to record estimated other intangible assets associated with the merger of $206.0 million related to estimated core deposit intangible assets.
J.	Adjustments to Real estate acquired by foreclosure to record estimated fair value of acquired foreclosed assets.
K.	Adjustments to increase other assets by $4.3 million as a result of purchase accounting adjustments, to net $90.3 million of IBKC’s deferred tax liabilities to reflect a combined net deferred tax asset, to record a net deferred tax asset of approximately $72.2 million for the effects of the acquisition accounting adjustments, and to record a $22.9 million tax receivable associated with contractually obligated merger costs.
L.	Adjustments to Deposits to record estimated fair value of acquired interest-bearing deposits.
M.	Adjustments to Term borrowings to reflect estimated fair value adjustments of $18.4 million.
N.	Adjustments to decrease other liabilities by $.9 million as a result of purchase accounting adjustments, $11.8 million to reverse IBKC’s deferred tax liability associated with acquired intangibles, to net $90.3 million of IBKC’s deferred tax liability to reflect a combined net deferred tax asset, and to record $3.9 million related to phantom shares and payroll tax associated with restricted shares in accordance with the merger agreement.
O.	Adjustments to eliminate IBKC preferred stock of $228.5 million par value and record the issuance of rollover First Horizon preferred stock to IBKC shareholders of $196.5 million.
P.	Adjustments to eliminate IBKC common stock of $52.4 million par value and record the issuance of First Horizon common stock to IBKC shareholders of $150.2 million par value.
Q.	Adjustments to Capital surplus to eliminate IBKC capital surplus of $2.7 billion and record the issuance of First Horizon common stock in excess of par value to IBKC shareholders of $1.8 billion. Additionally, includes increase in capital surplus of $17.3 million and $1.3 million, respectively, related to conversion and re-measurement of IBKC restricted stock and stock options to First Horizon restricted stock and stock options, including grants made through March 31, 2020.
R.	Adjustment to Undivided profits to eliminate IBKC undivided profits of $1.3 billion and to recognize the impact on equity of approximately $46.9 million (after-tax) of contractually obligated merger costs to be paid by First Horizon, as well as $606.2 million representing the preliminary purchase accounting gain calculated as if the net assets were acquired on December 31, 2019. This purchase accounting gain is not reflected in the unaudited pro forma combined statement of income because it is a nonrecurring item that is directly related to the transaction.
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S.	Adjustments to eliminate remaining IBKC equity balances of $44.8 million.
T.	Adjustments to shares of First Horizon’s common stock outstanding to eliminate shares of IBKC common stock outstanding of 52,419,519 and record shares of First Horizon common stock of 241,935,064, calculated using the exchange ratio of 4.584 per share.
U.	Increase in Interest and fees on loans of $2.5 million to record estimated amortization of premiums and accretion of discounts on acquired branch loans from SunTrust Bank.
V.	Adjustments to remove transaction costs incurred by First Horizon related to the SunTrust Purchase and to remove transaction costs incurred by First Horizon and IBKC related to the IBKC acquisition.
W.	Increase in Amortization expense of $6.1 million to record estimated amortization expense of acquired other intangible assets. See Note 2 for additional information regarding First Horizon’s amortization of acquired other intangible assets related to the SunTrust Purchase.
X.	Net increase in Provision for income taxes of $1.7 million to conform tax provision to the estimated effective rate for the combined entity and to record the income tax effect of pro forma adjustments at the incremental tax rate of 24.59 percent.
Y.	Net increase in Interest and fees on loans of $147.5 million to eliminate IBKC’s amortization of premiums and accretion of discounts on previously acquired loans and to record estimated amortization of premiums and accretion of discounts on acquired loans of IBKC.
Z.	Net decrease in Interest on investment securities of $1.2 million to remove amortization of premium from IBKC’s investment securities and to record estimated amortization of discount on acquired HTM securities.
AA.	Net decrease in Interest on deposits of $15.9 million to eliminate IBKC’s amortization of premiums and accretion of discounts on previously acquired deposits and record estimated amortization of premiums and accretion of discounts on acquired deposits of IBKC.
BB.	Net increase in Interest on long-term debt of $3.5 million to eliminate IBKC’s amortization of premiums and accretion of discounts on previously acquired trust preferred debt and record estimated amortization of premiums and accretion of discounts on acquired long-term debt and trust preferred debt of IBKC.
CC.	Adjustments to recognize expense of $3.4 million for IBKC equity awards granted subsequent to the merger announcement through March 31, 2020 that will be converted to First Horizon equity awards.
DD.	Net increase in Amortization expense of $19.0 million to eliminate IBKC’s amortization expense on other intangible assets and record estimated amortization expense of acquired other intangible assets. See Note 3 for additional information regarding First Horizon’s amortization of acquired other intangible assets related to the IBKC acquisition.
EE.	Increase in Provision for income taxes of $39.7 million to record the income tax effect of pro forma adjustments at the incremental tax rate of 24.59 percent.
FF.	Adjustment to remove income previously allocated to participating securities under the two class method.
GG.	Adjustments to weighted-average shares of First Horizon common stock outstanding to eliminate IBKC weighted average shares of IBKC common stock outstanding and record shares of First Horizon common stock outstanding, calculated using the exchange ratio of 4.584.
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Note 5 - Estimated Cost Savings and Merger Integration Costs

First Horizon expects to realize approximately $170 million, or 25 percent of IBKC’s current noninterest expense, in annual pre-tax cost savings following the merger. The estimated cost savings is expected to be 75 percent realized in the run-rate by the end of fiscal year 2021 and fully realized during fiscal year 2022 and is excluded from this pro forma analysis.

Anticipated future merger and integration-related costs are not included in the pro forma combined statements of income since they will be recorded in the combined results of income as they are incurred prior to, or after completion of, the merger and are not indicative of what the historical results of the condensed combined company would have been had the companies been actually combined during the periods presented. Anticipated future merger and integration-related pre-tax costs are estimated to be $440 million.

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Note 6 - Divestiture of IBKC and/or First Horizon Bank Branches

After regulatory assessment of competitive considerations of the merger in accordance with regulatory guidelines, IBKC may be required to divest branches in certain banking areas in order to obtain regulatory approvals to complete the transactions contemplated by the merger agreement. If required by regulatory authorities, branches will be divested in certain areas in a manner sufficient to eliminate such regulatory authorities’ competitive concerns. Presently, however, no potential branch divestitures have been identified by regulators, none are expected by the parties, and therefore none are included in the pro forma analysis. See “The Merger--Regulatory Approvals” beginning on page 135 of the joint proxy statement/prospectus.

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